Exhibit 99.1

Corporate Communications 817-967-1577 mediarelations@aa.com

FOR RELEASE: Thursday, July 24, 2014

AMERICAN AIRLINES GROUP REPORTS

HIGHEST QUARTERLY PROFIT IN COMPANY HISTORY

Airline Also Announces Capital Deployment Program

FORT WORTH, Texas – American Airlines Group Inc. (NASDAQ: AAL) today reported its second quarter 2014 results.

•	Second quarter 2014 non-GAAP net profit excluding net special charges was $1.5 billion, a record for any quarter in the history of American Airlines

•	Second quarter 2014 GAAP net profit was a record $864 million

•

The Company also announced a capital deployment program, including over $2.8 billion in debt and aircraft lease prepayments, a $1 billion share repurchase program, the initiation of a quarterly cash dividend, and $600 million of additional pension contributions

•

As part of the program, American’s Board of Directors declared a dividend of $0.10 per share for shareholders of record as of August 4, 2014. The cash dividend is the first declared by American since 1980

For the second quarter 2014, American Airlines Group reported a record GAAP net profit of $864 million. This compares to a GAAP net profit of $220 million in the second quarter 2013, for AMR Corporation prior to the merger. The Company believes it is more meaningful to compare year-over-year results for American Airlines and US Airways excluding special charges and on a combined basis, which is a non-GAAP formulation that combines the results for AMR Corporation and US Airways Group.

On this basis, second quarter 2014 net profit excluding net special charges was $1.5 billion, a record for any quarter in the history of the Company. This represents a 114 percent improvement over the combined non-GAAP net profit of $681 million excluding net special charges for the same period in 2013. See the accompanying notes in the Financial Tables section of this press release for further explanation of this presentation, including a reconciliation of GAAP to non-GAAP financial information.

American Airlines Group Reports Second Quarter Results

July 24, 2014

“We are very pleased to report the highest quarterly profit in the history of American Airlines,” said Chairman and CEO Doug Parker. “Our merger is off to a great start and our 100,000 team members are doing a wonderful job working together to take care of our customers.

“We are also pleased to announce a capital deployment program that reduces our debt, provides additional pension contributions and returns capital to shareholders. The fact that we are able to implement this program while still funding our significant product improvements, fleet renewal program and integration costs is further evidence of the success of our merger. We have much hard work ahead, but we are extremely encouraged by the great work being done by our team members.”

Revenue and Cost Comparisons

Total revenues in the second quarter were a record $11.4 billion, up 10.2 percent versus the second quarter 2013 on a combined basis, on a 3.1 percent increase in total available seat miles (ASMs). Driven by a record yield of 17.34 cents, up 6.5 percent year-over-year, consolidated passenger revenue per ASM (PRASM) was also a record at 14.57 cents, up 5.9 percent versus the second quarter 2013 on a combined basis.

Total operating expenses in the second quarter were $10.0 billion, up 7.0 percent over combined second quarter 2013. Second quarter mainline cost per available seat mile (CASM) was 13.61 cents, up 3.9 percent on a 3.5 percent increase in mainline ASMs versus combined second quarter 2013. Excluding special charges and fuel, mainline CASM was up 2.2 percent compared to the combined second quarter 2013, at 8.55 cents. Regional CASM excluding special charges and fuel was 15.80 cents, up 5.2 percent on a 0.4 percent decrease in regional ASMs versus combined second quarter 2013.

Liquidity

As of June 30, 2014, American had approximately $10.3 billion in total cash and short-term investments, of which $882 million was restricted. The Company also has an undrawn revolving credit facility of $1.0 billion.

During the quarter, the Company repaid $502 million of debt obligations, which includes approximately $175 million for the settlement of its 7.25% convertible notes with cash. The Company also prepaid $113 million of obligations associated with aircraft debt, $51 million associated with special facility revenue bonds and also used $630 million of cash to purchase aircraft that were previously being leased to the Company.

At June 30, 2014, approximately $791 million of the Company’s unrestricted cash balance was held in Venezuelan bolivars, valued at the weighted average applicable exchange rate of 6.53 bolivars to the dollar. This includes approximately $94 million valued at 4.3 bolivars, approximately $611 million valued at 6.3 bolivars and approximately $86 million valued at 10.6 bolivars, with the rate depending on the date the Company submitted its repatriation request to the Venezuelan government. In the first quarter of 2014, the Venezuelan government announced that a newly implemented system (SICAD I) will determine the exchange rate (which fluctuates as determined by weekly auctions and at June 30, 2014 was 10.6 bolivars to the dollar) for repatriation of cash proceeds from ticket sales after January 1, 2014, and introduced new procedures for approval of repatriation of local currency.

American Airlines Group Reports Second Quarter Results

July 24, 2014

The Company is continuing to work with Venezuelan authorities regarding the timing and exchange rate applicable to the repatriation of funds held in local currency. However, pending further repatriation of funds, and due to the significant decrease in demand for air travel resulting from the effective devaluation of the bolivar, the Company recently significantly reduced capacity in this market. The Company is monitoring this situation closely and continues to evaluate its holdings of Venezuelan bolivars for potential impairment.

Capital Deployment Program

The Company also announced a capital deployment program intended to efficiently allocate cash balances over and above those required to fund its business. The program has three key components:

•

Debt/Lease Prepayments: Since the merger closed in December 2013, the Company has prepaid $420 million of aircraft debt and bond obligations. In addition, the Company plans to prepay $480 million of special facility revenue bond obligations by the end of 2014. It is anticipated that these prepayments will represent a reduction in the Company’s debt going forward. The Company has also used $630 million of cash to purchase aircraft that were previously leased to the Company and anticipates utilizing an additional $370 million of cash in this manner through the remainder of 2014. In addition, the Company has called for redemption of the remaining $900 million principal amount of the 7.5% senior notes due March 15, 2016. In total, these steps represent approximately $2.8 billion of prepayments that will be completed by the end of 2014.

•

Pension Funding: The Company plans to make supplemental contributions of $600 million to its defined benefit plans in 2014. These contributions would be above and beyond the $120 million minimum required contributions for 2014.

•

Return to Shareholders: The program includes a share repurchase program and the initiation of a quarterly dividend. The Company’s Board of Directors authorized a $1.0 billion share repurchase program to be completed no later than December 31, 2015. The Board also declared a dividend of $0.10 per share for shareholders of record as of August 4, 2014. The dividend will be paid on August 18, 2014. This is the first cash dividend declared at American Airlines since 1980.

Shares repurchased under the program announced above may be made through a variety of methods, which may include open market purchases, privately negotiated transactions, block trades or accelerated share repurchase transactions. Any such repurchases will be made from time to time subject to market and economic conditions, applicable legal requirements and other relevant factors. The program does not obligate the Company to repurchase any specific number of shares or continue a dividend for any fixed period, and may be suspended at any time at management’s discretion.

American Airlines Group Reports Second Quarter Results

July 24, 2014

Additional Notable Accomplishments

Merger Integration Developments

•

US Airways joined American in the trans-Atlantic joint business agreement with British Airways, Iberia and Finnair and codeshare agreements with British Airways, Iberia and oneworld alliance partner airberlin

•	Combined operations at 72 airports since the merger

•

Began harmonizing its network by aligning flying between its hubs. The changes allow the Company to replace smaller regional aircraft with larger mainline aircraft and to redeploy regional jets to other markets to better match aircraft size with customer demand in small and medium sized communities

•

Announced new mileage redemption options for American Airlines AAdvantage® and US Airways Dividend Miles® members, along with new checked bag policies, and began to align the First and Business Class experience across the airline

•	Launched new reciprocal upgrade benefits for elite-level members

•	Conducted first joint Flight Attendant Training sessions with newly hired flight attendants from both airlines

•	Reached three agreements covering more than 11,000 US Airways mechanics, fleet service agents and maintenance training specialists with the International Association of Machinists union

Fleet and Network Developments

•	As part of its plan to modernize its fleet, the Company inducted 21 new aircraft during the second quarter

•	Expanded its European presence with new, seasonal summer service between its hub at Charlotte Douglas International Airport and Barcelona, Brussels, Lisbon and Manchester, U.K.

•	Strengthened its presence in the Asia-Pacific region with new nonstop service between Dallas/Fort Worth and Hong Kong and Shanghai

•

Announced twelve new routes in the United States and Canada from Dallas/Fort Worth, Chicago O’Hare, Los Angeles, Charlotte, N.C., Philadelphia and Phoenix, including service between DFW and new destination, Bismarck, N.D. The Company also began service between DFW and Edmonton, Alberta

American Airlines Group Reports Second Quarter Results

July 24, 2014

Other Developments

•

Distributed $5.5 million in operational incentive payouts to employees for on-time departures in the month of April; this distribution of $50 per employee is part of the Company’s Triple Play program which measures operational performance as reported in the DOT’s Air Travel Consumer Report (ATCR). To date, the Company’s employees have earned $16.5 million in operational incentive payouts

•

Honored with two awards from Airfinance Journal, including the 2013 Overall “Deal of the Year” for its merger with US Airways, and the 2013 Airline “Treasury Team of the Year” for its work on American’s debt and lease restructuring, a major aircraft order and other financing

•

Employees donated more than 13,000 hours to numerous projects in the second quarter. In addition, the Company donated more than $3 million of travel to organizations including American Fallen Soldiers, the Gary Sinise Foundation, the San Diego Air and Space Museum, and Carry the Load

•	Recognized four employees with the 2014 Earl G. Graves Award for Leadership in Diversity for influencing positive change, setting an example and leaving a lasting impact on those around them

Special Items

In the second quarter, the Company recognized a total of $592 million in net special charges, including:

•

$253 million net special operating charges, which principally included $163 million of merger integration expenses, a net $38 million charge for bankruptcy related settlement obligations, $37 million in charges relating to the buyout of leases associated with certain aircraft, and $15 million of other special charges

•

Net $337 million non-cash tax charge, consisting primarily of a $330 million non-cash tax charge related to the Company’s sale of its portfolio of fuel hedging contracts that were scheduled to settle on or after June 30, 2014. This charge reverses a non-cash tax provision which was recorded in Other Comprehensive Income (OCI), a subset of stockholder’s equity, principally in 2009. The provision represents the tax effect associated with gains recorded in OCI principally in 2009 due to a net increase in the fair value of the Company’s fuel hedging contracts

Conference Call / Webcast Details

The Company will conduct a live audio webcast of its earnings call today at 1:30 p.m. EDT, which will be available to the public on a listen-only basis at aa.com/investorrelations. An archive of the webcast will be available on the website through Aug. 24.

American Airlines Group Reports Second Quarter Results

July 24, 2014

Investor Guidance

For financial forecasting detail, please refer to the Company’s investor relations update also filed this morning with the Securities Exchange Commission on Form 8-K. This filing is available aa.com/investorrelations.

About American Airlines Group

American Airlines Group (NASDAQ: AAL) is the holding company for American Airlines and US Airways. Together with wholly owned and third-party regional carriers operating as American Eagle and US Airways Express, the airlines operate an average of nearly 6,700 flights per day to 339 destinations in 54 countries from its hubs in Charlotte, Chicago, Dallas/Fort Worth, Los Angeles, Miami, New York, Philadelphia, Phoenix and Washington, D.C. The American Airlines AAdvantage and US Airways Dividend Miles programs allow members to earn miles for travel, vacation packages, car rentals, hotel stays and everyday purchases. American is a founding member of the oneworld alliance, whose members and members-elect serve nearly 1,000 destinations with 14,250 daily flights to 150 countries. Connect with American on Twitter @AmericanAir and at Facebook.com/AmericanAirlines and follow US Airways on Twitter @USAirways.

Cautionary Statement Regarding Forward-Looking Statements and Information

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, estimates, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are based on the current objectives, beliefs and expectations of the Company, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. The following factors, among others, could cause actual results and financial position and timing of certain events to differ materially from those described in the forward-looking statements: significant operating losses in the future; downturns in economic conditions that adversely affect the Company’s business; the impact of continued periods of high volatility in fuel costs, increased fuel prices and significant disruptions in the supply of aircraft fuel; competitive practices in the industry, including the impact of low cost carriers, airline alliances and industry consolidation; the challenges and costs of integrating operations and realizing anticipated synergies and other benefits of the merger transaction with US Airways Group, Inc.; the Company’s substantial indebtedness and other obligations and the effect they could have on the Company’s business and liquidity; an inability to obtain sufficient financing or other capital to operate successfully and in accordance with the Company’s current business plan; increased costs of financing, a reduction in the availability of financing and fluctuations in interest

American Airlines Group Reports Second Quarter Results

July 24, 2014

rates; the effect the Company’s high level of fixed obligations may have on its ability to fund general corporate requirements, obtain additional financing and respond to competitive developments and adverse economic and industry conditions; the Company’s significant pension and other post-employment benefit funding obligations; the impact of any failure to comply with the covenants contained in financing arrangements; provisions in credit card processing and other commercial agreements that may materially reduce the Company’s liquidity; the limitations of the Company’s historical consolidated financial information, which is not directly comparable to its financial information for prior or future periods; the impact of union disputes, employee strikes and other labor-related disruptions; any inability to maintain labor costs at competitive levels; interruptions or disruptions in service at one or more of the Company’s hub airports; any inability to obtain and maintain adequate facilities, infrastructure and slots to operate the Company’s flight schedule and expand or change its route network; the Company’s reliance on third-party regional operators or third-party service providers that have the ability to affect the Company’s revenue and the public’s perception about its services; any inability to effectively manage the costs, rights and functionality of third-party distribution channels on which the Company relies; extensive government regulation, which may result in increases in the Company’s costs, disruptions to the Company’s operations, limits on the Company’s operating flexibility, reductions in the demand for air travel, and competitive disadvantages; the impact of the heavy taxation to which the airline industry is subject; changes to the Company’s business model that may not successfully increase revenues and may cause operational difficulties or decreased demand; the loss of key personnel or inability to attract and retain additional qualified personnel; the impact of conflicts overseas, terrorist attacks and ongoing security concerns; the global scope of the Company’s business and any associated economic and political instability or adverse effects of events, circumstances or government actions beyond its control, including the impact of foreign currency exchange rate fluctuations and limitations on the repatriation of cash held in foreign countries; the impact of environmental regulation; the Company’s reliance on technology and automated systems and the impact of any failure of these technologies or systems; challenges in integrating the Company’s computer, communications and other technology systems; costs of ongoing data security compliance requirements and the impact of any significant data security breach; losses and adverse publicity stemming from any accident involving any of the Company’s aircraft or the aircraft of its regional or codeshare operators; delays in scheduled aircraft deliveries, or other loss of anticipated fleet capacity, and failure of new aircraft to perform as expected; the Company’s dependence on a limited number of suppliers for aircraft, aircraft engines and parts; the impact of changing economic and other conditions beyond the Company’s control, including global events that affect travel behavior such as an outbreak of a contagious disease, and volatility and fluctuations in the Company’s results of operations due to seasonality; the effect of a higher than normal number of pilot retirements and a potential shortage of pilots; the impact of possible future increases in insurance costs or reductions in available insurance coverage; the effect of several lawsuits that were filed in connection with the merger transaction with US Airways Group, Inc. and remain pending; an inability to use NOL carryforwards; any impairment in the amount of goodwill the Company recorded as a result of the application of the acquisition

American Airlines Group Reports Second Quarter Results

July 24, 2014

method of accounting and an inability to realize the full value of the Company’s and American Airlines’ respective intangible or long-lived assets and any material impairment charges that would be recorded as a result; price volatility of the Company’s common stock; delay or prevention of stockholders’ ability to change the composition of the Company’s board of directors and the effect this may have on takeover attempts that some of the Company’s stockholders might consider beneficial; the effect of provisions of the Company’s Certificate of Incorporation and Bylaws that limit ownership and voting of its equity interests, including its common stock, its preferred stock and convertible notes; the effect of limitations in the Company’s Certificate of Incorporation on acquisitions and dispositions of its common stock designed to protect its NOL carryforwards and certain other tax attributes, which may limit the liquidity of its common stock; and other economic, business, competitive, and/or regulatory factors affecting the Company’s business, including those set forth in the Company’s quarterly report on Form 10-Q for the period ending June 30, 2014 “especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections” and other risks and uncertainties listed from time to time in our filings with the SEC. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements except as required by law.

American Airlines Group Reports Second Quarter Results

July 24, 2014

American Airlines Group Inc. (Formerly AMR Corporation)

GAAP Results—Consolidated Statements of Operations

Reflects AAG Standalone Results for Period Prior to Merger Close

(In millions, except share and per share amounts)

(Unaudited)

	3 Months Ended June 30,		Percent	6 Months Ended June 30,		Percent
	2014	2013	Change	2014	2013	Change
		(A)			(A)
Operating revenues:
Mainline passenger	$8,213	$4,888	68.0	$15,471	$9,502	62.8
Regional passenger	1,707	752	nm	3,114	1,431	nm
Cargo	221	169	31.1	428	325	31.7
Other	1,214	640	89.5	2,338	1,289	81.3

Total operating revenues	11,355	6,449	76.1	21,351	12,547	70.2

Operating expenses:
Aircraft fuel and related taxes	2,830	1,880	50.5	5,541	3,814	45.3
Salaries, wages and benefits	2,163	1,284	68.5	4,282	2,551	67.9
Regional expenses:
Fuel	535	260	nm	1,035	525	97.2
Other	1,122	509	nm	2,216	1,024	nm
Maintenance, materials and repairs	514	317	62.2	999	643	55.4
Other rent and landing fees	441	284	55.4	866	572	51.5
Aircraft rent	312	181	72.1	631	346	82.5
Selling expenses	402	273	47.3	804	563	42.7
Depreciation and amortization	319	207	54.1	626	411	52.3
Special items, net	251	12	nm	114	83	36.6
Other	1,067	730	46.1	2,108	1,432	47.2

Total operating expenses	9,956	5,937	67.7	19,222	11,964	60.7

Operating income	1,399	512	nm	2,129	583	nm

Nonoperating income (expense):
Interest income	8	5	68.3	15	9	64.5
Interest expense, net	(214)	(161)	32.6	(457)	(415)	10.1
Other, net	11	(12)	nm	9	(37)	nm

Total nonoperating expense, net	(195)	(168)	16.1	(433)	(443)	(2.1)

Income before reorganization items, net	1,204	344	nm	1,696	140	nm
Reorganization items, net	—	(124)	nm	—	(284)	(100.0)

Income (loss) before income taxes	1,204	220	nm	1,696	(144)	nm

Income tax provision (benefit)	340	—	nm	353	(22)	nm

Net income (loss)	$864	$220	nm	$1,343	$(122)	nm

Earnings (loss) per common share (B):
Basic	$1.20	$0.88		$1.86	$(0.49)

Diluted	$1.17	$0.79		$1.82	$(0.49)

Weighted average shares outstanding (in thousands) (B):
Basic	720,600	249,588		722,286	249,540

Diluted	734,767	288,511		738,051	249,540

Note: Percent change may not recalculate due to rounding.

(A) American Airlines Group Inc. (formerly AMR Corporation) is a holding company and its principal, wholly owned subsidiaries are American Airlines, Inc. (“American”) and, effective December 9, 2013 (the “effective date”), US Airways Group, Inc. (“US Airways Group”). US Airways Group became a subsidiary of AMR Corporation (“AMR”) as a result of a merger transaction. Also in connection with the merger, AMR changed its name to American Airlines Group Inc. (“AAG” or the “Company”). Therefore, the results for the three and six months ended June 30, 2013 do not include the results for US Airways Group. This impacts the comparability of AAG’s financial statements under GAAP to the 2014 period. Refer to the AAG combined financial statements for an alternative, non-GAAP presentation.

(B) Pursuant to the Company’s Fourth Amended Joint Chapter 11 Plan of Reorganization (the “Plan”) and Merger Agreement, holders of AMR common stock formerly traded under the symbol “AAMRQ” received shares of AAG common stock principally over the 120-day distribution period following the effective date. In accordance with GAAP, the 2013 second quarter and six month period weighted average shares and loss per share calculation have been adjusted to retrospectively reflect these distributions which were made at the rate of approximately 0.7441 shares of AAG common stock per share of AAMRQ. Former holders of AAMRQ shares as of the effective date may in the future receive additional distributions of AAG common stock dependent upon the ultimate distribution of shares of AAG common stock to holders of disputed claims. Thus, the shares and related earnings per share calculation prior to the effective date may change in the future to reflect additional retrospective adjustments for future AAG common stock distributions to former holders of AAMRQ shares.

American Airlines Group Reports Second Quarter Results

July 24, 2014

American Airlines Group Inc. (Formerly AMR Corporation)

Non-GAAP Combined Consolidated Statements of Operations

Reflects Combined Consolidated Results for AAG and US Airways Group, Inc.

(In millions, except share and per share amounts)

(Unaudited)

		3 Months Ended June 30, 2013
	3 Months Ended June 30, 2014	American Airlines Group	US Airways Group	Combined	Percent Change
	(A)			(B)	(C)
Operating revenues:
Mainline passenger	$8,213	$4,888	$2,560	$7,448	10.3
Regional passenger	1,707	752	888	1,640	4.1
Cargo	221	169	35	204	8.3
Other	1,214	640	367	1,007	20.5

Total operating revenues	11,355	6,449	3,850	10,299	10.2

Operating expenses:
Aircraft fuel and related taxes	2,830	1,880	872	2,752	2.8
Salaries, wages and benefits	2,163	1,284	679	1,963	10.2
Regional expenses:
Fuel	535	260	261	521	2.7
Other	1,122	509	561	1,070	4.8
Maintenance, materials and repairs	514	317	188	505	1.6
Other rent and landing fees	441	284	148	432	2.2
Aircraft rent	312	181	153	334	(6.7)
Selling expenses	402	273	124	397	1.4
Depreciation and amortization	319	207	73	280	13.8
Special items, net	251	12	24	36	nm
Other	1,067	730	288	1,018	4.8

Total operating expenses	9,956	5,937	3,371	9,308	7.0

Operating income	1,399	512	479	991	41.2

Nonoperating income (expense):
Interest income	8	5	1	6	51.3
Interest expense, net	(214)	(161)	(90)	(251)	(14.8)
Other, net	11	(12)	(36)	(48)	nm

Total nonoperating expense, net	(195)	(168)	(125)	(293)	(33.3)

Income before reorganization items, net	1,204	344	354	698	72.5
Reorganization items, net	—	(124)	—	(124)	nm

Income before income taxes	1,204	220	354	574	nm

Income tax provision	340	—	67	67	nm

Net income	$864	$220	$287	$507	70.4

Note: Percent change may not recalculate due to rounding.

(A) Reflects GAAP financial results for American Airlines Group Inc. American Airlines Group Inc. (formerly AMR Corporation) is a holding company and its principal, wholly owned subsidiaries are American Airlines, Inc. (“American”) and, effective December 9, 2013 (the “effective date”), US Airways Group, Inc. (“US Airways Group”). US Airways Group became a subsidiary of AMR Corporation (“AMR”) as a result of a merger transaction. Also in connection with the merger, AMR changed its name to American Airlines Group Inc. (“AAG” or the “Company”). Therefore, the results for the three months ended June 30, 2014 include the results for US Airways Group.

(B) Under GAAP, AAG does not include in its financial results the results of US Airways Group prior to closing of the merger. This impacts the comparability of AAG’s financial statements under GAAP to the 2014 period. This table presents the second quarter results for 2013 on a “combined basis.” Combined basis means the Company combines the financial results of AAG on a stand alone basis with the results of US Airways Group. Management believes this presentation provides a more meaningful quarter over quarter comparison. Please see GAAP to non-GAAP reconciliations.

(C) Percent change is a comparison of the combined results.

American Airlines Group Reports Second Quarter Results

July 24, 2014

American Airlines Group Inc. (Formerly AMR Corporation)

Non-GAAP Combined Consolidated Statements of Operations

Reflects Combined Consolidated Results for AAG and US Airways Group, Inc.

(In millions, except share and per share amounts)

(Unaudited)

		6 Months Ended June 30, 2013
	6 Months Ended June 30, 2014	American Airlines Group	US Airways Group	Combined	Percent Change
	(A)			(B)	(C)
Operating revenues:
Mainline passenger	$15,471	$9,502	$4,757	$14,259	8.5
Regional passenger	3,114	1,431	1,651	3,082	1.0
Cargo	428	325	76	401	6.6
Other	2,338	1,289	736	2,025	15.4

Total operating revenues	21,351	12,547	7,220	19,767	8.0

Operating expenses:
Aircraft fuel and related taxes	5,541	3,814	1,733	5,547	(0.1)
Salaries, wages and benefits	4,282	2,551	1,293	3,844	11.4
Regional expenses:
Fuel	1,035	525	532	1,057	(2.1)
Other	2,216	1,024	1,122	2,146	3.3
Maintenance, materials and repairs	999	643	363	1,006	(0.8)
Other rent and landing fees	866	572	283	855	1.3
Aircraft rent	631	346	307	653	(3.3)
Selling expenses	804	563	236	799	0.6
Depreciation and amortization	626	411	144	555	12.8
Special items, net	114	83	63	146	(22.1)
Other	2,108	1,432	563	1,995	5.6

Total operating expenses	19,222	11,964	6,639	18,603	3.3

Operating income	2,129	583	581	1,164	82.9

Nonoperating income (expense):
Interest income	15	9	1	10	48.0
Interest expense, net	(457)	(415)	(174)	(589)	(22.4)
Other, net	9	(37)	(10)	(47)	nm

Total nonoperating expense, net	(433)	(443)	(183)	(626)	(30.6)

Income before reorganization items, net	1,696	140	398	538	nm
Reorganization items, net	—	(284)	—	(284)	(100.0)

Income (loss) before income taxes	1,696	(144)	398	254	nm

Income tax provision (benefit)	353	(22)	67	45	nm

Net income (loss)	$1,343	$(122)	$331	$209	nm

Note: Percent change may not recalculate due to rounding.

(A) Reflects GAAP financial results for American Airlines Group Inc. American Airlines Group Inc. (formerly AMR Corporation) is a holding company and its principal, wholly owned subsidiaries are American Airlines, Inc. (“American”) and, effective December 9, 2013 (the “effective date”), US Airways Group, Inc. (“US Airways Group”). US Airways Group became a subsidiary of AMR Corporation (“AMR”) as a result of a merger transaction. Also in connection with the merger, AMR changed its name to American Airlines Group Inc. (“AAG” or the “Company”). Therefore, the results for the six months ended June 30, 2014 include the results for US Airways Group.

(B) Under GAAP, AAG does not include in its financial results the results of US Airways Group prior to closing of the merger. This impacts the comparability of AAG’s financial statements under GAAP to the 2014 period. This table presents the 2013 six month period results on a “combined basis.” Combined basis means the Company combines the financial results of AAG on a stand alone basis with the results of US Airways Group. Management believes this presentation provides a more meaningful period over period comparison. Please see GAAP to non-GAAP reconciliations.

(C) Percent change is a comparison of the combined results.

American Airlines Group Reports Second Quarter Results

July 24, 2014

American Airlines Group, Inc.

Combined Operating Statistics

(Unaudited)

	3 Months Ended June 30,				6 Months Ended June 30,
	2014	2013	Change		2014	2013	Change
		(A)				(A)
Mainline
Revenue passenger miles (millions)	51,407	50,226	2.4%		97,234	95,249	2.1%
Available seat miles (ASM) (millions)	60,999	58,915	3.5%		117,830	114,269	3.1%
Passenger load factor (percent)	84.3	85.3	(1.0	)pts	82.5	83.4	(0.9	)pts
Yield (cents)	15.98	14.83	7.7%		15.91	14.97	6.3%
Passenger revenue per ASM (cents)	13.46	12.64	6.5%		13.13	12.48	5.2%

Passenger enplanements (thousands)	37,910	36,987	2.5%		72,754	71,420	1.9%
Departures (thousands)	292	289	0.9%		571	569	0.4%
Aircraft at end of period	984	975	0.9%		984	975	0.9%

Block hours (thousands)	901	882	2.2%		1,754	1,723	1.8%
Average stage length (miles)	1,215	1,193	1.8%		1,202	1,182	1.6%
Fuel consumption (gallons in millions)	937	922	1.6%		1,811	1,780	1.8%
Average aircraft fuel price including related taxes (dollars per gallon)	3.02	2.98	1.2%		3.06	3.12	(1.8)%
Full-time equivalent employees at end of period	94,061	91,710	2.6%		94,061	91,710	2.6%

Operating cost per ASM (cents)	13.61	13.10	3.9%		13.55	13.48	0.6%
Operating cost per ASM excluding special items (cents)	13.19	13.04	1.2%		13.46	13.35	0.8%
Operating cost per ASM excluding special items and fuel (cents)	8.55	8.37	2.2%		8.75	8.50	3.1%

Regional*
Revenue passenger miles (millions)	5,787	5,589	3.6%		10,846	10,585	2.5%
Available seat miles (millions)	7,091	7,120	(0.4)%		13,652	13,895	(1.7)%
Passenger load factor (percent)	81.6	78.5	3.1	pts	79.4	76.2	3.2	pts
Yield (cents)	29.49	29.34	0.5%		28.71	29.11	(1.4)%
Passenger revenue per ASM (cents)	24.07	23.03	4.5%		22.81	22.18	2.8%

Passenger enplanements (thousands)	13,553	12,957	4.6%		25,262	24,624	2.6%
Aircraft at end of period	557	554	0.5%		557	554	0.5%
Fuel consumption (gallons in millions)	174	175	(0.3)%		336	341	(1.4)%
Average aircraft fuel price including related taxes (dollars per gallon)	3.07	2.98	3.0%		3.08	3.10	(0.7)%

Operating cost per ASM (cents)	23.37	22.35	4.6%		23.82	23.05	3.3%
Operating cost per ASM excluding special items (cents)	23.35	22.34	4.5%		23.78	23.02	3.3%
Operating cost per ASM excluding special items and fuel (cents)	15.80	15.02	5.2%		16.19	15.42	5.0%

Total Mainline & Regional
Revenue passenger miles (millions)	57,194	55,815	2.5%		108,080	105,834	2.1%
Available seat miles (millions)	68,090	66,035	3.1%		131,482	128,164	2.6%
Cargo ton miles (millions)	595	559	6.5%		1,155	1,059	9.1%
Passenger load factor (percent)	84.0	84.5	(0.5	)pts	82.2	82.6	(0.4	)pts
Yield (cents)	17.34	16.28	6.5%		17.20	16.38	4.9%
Passenger revenue per ASM (cents)	14.57	13.76	5.9%		14.13	13.53	4.5%
Total revenue per ASM (cents)	16.68	15.60	6.9%		16.24	15.42	5.3%
Cargo yield per ton mile (cents)	37.16	36.56	1.6%		37.02	37.88	(2.3)%

Passenger enplanements (thousands)	51,463	49,944	3.0%		98,016	96,044	2.1%
Aircraft at end of period	1,541	1,529	0.8%		1,541	1,529	0.8%
Fuel consumption (gallons in millions)	1,111	1,097	1.3%		2,147	2,121	1.2%
Average aircraft fuel price including related taxes (dollars per gallon)	3.03	2.98	1.5%		3.06	3.11	(1.6)%

Operating cost per ASM (cents)	14.62	14.10	3.7%		14.62	14.52	0.7%
Operating cost per ASM excluding special items (cents)	14.25	14.04	1.5%		14.53	14.40	0.9%
Operating cost per ASM excluding special items and fuel (cents)	9.31	9.09	2.5%		9.53	9.25	3.0%

*	Regional includes wholly owned regional airline subsidiaries and operating results from capacity purchase carriers.
(A)	Represents the combined historical operating statistics of American and US Airways.

Note: Amounts may not recalculate due to rounding.

American Airlines Group Reports Second Quarter Results

July 24, 2014

American Airlines Group, Inc.

Combined Mainline Revenue Statistics by Regional Entity

(Unaudited)

	3 Months Ended June 30,				6 Months Ended June 30,
	2014	2013	Change		2014	2013	Change
		(A)				(A)
Domestic
Revenue passenger miles (millions)	32,717	32,094	1.9%		62,893	61,755	1.8%
Available seat miles (ASM) (millions)	37,467	36,923	1.5%		73,457	72,554	1.2%
Passenger load factor (percent)	87.3	86.9	0.4	pts	85.6	85.1	0.5	pts
Yield (cents)	16.19	14.80	9.4%		15.99	14.87	7.6%
Passenger revenue per ASM (cents)	14.13	12.86	9.9%		13.69	12.66	8.2%

Latin America
Revenue passenger miles (millions)	8,095	7,784	4.0%		16,778	16,275	3.1%
Available seat miles (ASM) (millions)	10,663	9,704	9.9%		22,020	20,400	7.9%
Passenger load factor (percent)	75.9	80.2	(4.3	)pts	76.2	79.8	(3.6	)pts
Yield (cents)	16.79	16.31	3.0%		17.32	16.86	2.7%
Passenger revenue per ASM (cents)	12.75	13.08	(2.5)%		13.20	13.45	(1.9)%

Atlantic
Revenue passenger miles (millions)	8,604	8,277	3.9%		13,868	13,396	3.5%
Available seat miles (ASM) (millions)	10,506	9,817	7.0%		17,912	16,655	7.5%
Passenger load factor (percent)	81.9	84.3	(2.4	)pts	77.4	80.4	(3.0	)pts
Yield (cents)	15.13	14.31	5.8%		14.71	14.05	4.7%
Passenger revenue per ASM (cents)	12.39	12.06	2.7%		11.39	11.30	0.8%

Pacific
Revenue passenger miles (millions)	1,991	2,070	(3.8)%		3,696	3,823	(3.3)%
Available seat miles (ASM) (millions)	2,363	2,471	(4.4)%		4,442	4,660	(4.7)%
Passenger load factor (percent)	84.3	83.7	0.6	pts	83.2	82.0	1.2	pts
Yield (cents)	12.83	11.85	8.3%		12.60	11.74	7.3%
Passenger revenue per ASM (cents)	10.81	9.92	9.0%		10.48	9.63	8.8%

Total International
Revenue passenger miles (millions)	18,690	18,131	3.1%		34,342	33,494	2.5%
Available seat miles (ASM) (millions)	23,532	21,992	7.0%		44,374	41,715	6.4%
Passenger load factor (percent)	79.4	82.4	(3.0	)pts	77.4	80.3	(2.9	)pts
Yield (cents)	15.61	14.89	4.8%		15.76	15.15	4.0%
Passenger revenue per ASM (cents)	12.40	12.27	1.0%		12.20	12.17	0.2%

(A)	Represents the combined historical mainline revenue statistics by regional entity of American and US Airways.

Note: Amounts may not recalculate due to rounding.

American Airlines Group Reports Second Quarter Results

July 24, 2014

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

American Airlines Group Inc. (the “Company”) is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The Company believes that the non-GAAP financial measures provide investors the ability to measure financial performance excluding special items, which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other major airlines. The Company believes that the presentation of mainline and regional CASM excluding fuel is useful to investors because both the cost and availability of fuel are subject to many economic and political factors beyond the Company’s control. Management uses mainline and regional CASM excluding special items and fuel to evaluate the Company’s operating performance.

American Airlines Group Inc. Combined (1)

	3 Months Ended June 30,		%	6 Months Ended June 30,		%
	2014	2013	Change	2014	2013	Change
Reconciliation of Income Before Income Taxes Excluding Special Items	(In millions, except per share amounts)			(In millions)

Income before income taxes as reported	$1,204	$574		$1,696	$254
Special items:
Special items, net (2)	251	36		114	146
Regional operating special items, net	2	1		6	5
Nonoperating special items, net (3)	2	31		50	117
Reorganization items, net (4)	—	124		—	284

Income before income taxes as adjusted for special items	$1,459	$766	90%	$1,866	$806	132%

	3 Months Ended June 30,			6 Months Ended June 30,
Calculation of Pre-Tax Margin Excluding Special Items	2014	2013		2014	2013

Income before income taxes as adjusted for special items	$1,459	$766		$1,866	$806

Total operating revenues	$11,355	$10,299		$21,351	$19,767

Pre-tax margin excluding special items	12.8%	7.4%		8.7%	4.1%

	3 Months Ended June 30,		%	6 Months Ended June 30,		%
Reconciliation of Net Income Excluding Special Items	2014	2013	Change	2014	2013	Change

Net income as reported	$864	$507		$1,343	$209
Special items:
Special items, net (2)	251	36		114	146
Regional operating special items, net	2	1		6	5
Nonoperating special items, net (3)	2	31		50	117
Reorganization items, net (4)	—	124		—	284
Non-cash income tax provision (5)	337	—		345	—
Net tax effect of special items	—	(18)		—	(18)

Net income as adjusted for special items	$1,456	$681	114%	$1,858	$743	150%

Reconciliation of Basic and Diluted Earnings Per Share As Adjusted for Special Items	3 Months Ended June 30, 2014

Net income as adjusted for special items	$1,456

Shares used for computation (in thousands):
Basic	720,600

Diluted	734,767

Earnings per share as adjusted for special items:
Basic	$2.02

Diluted	$1.98

Reconciliation of Operating Income Excluding Special Items	3 Months Ended June 30,		%	6 Months Ended June 30,		%
	2014	2013	Change	2014	2013	Change

Operating income as reported	$1,399	$991		$2,129	$1,164

Special items:
Special items, net (2)	251	36		114	146
Regional operating special items, net	2	1		6	5

Operating income as adjusted for special items	$1,652	$1,028	61%	$2,249	$1,315	71%

American Airlines Group Reports Second Quarter Results

July 24, 2014

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

Reconciliation of Operating Cost per ASM Excluding Special Items and Fuel-Mainline only	3 Months Ended June 30,		6 Months Ended June 30,
	2014	2013	2014	2013

Total operating expenses	$9,956	$9,308	$19,222	$18,603
Less regional expenses:
Fuel	(535)	(521)	(1,035)	(1,057)
Other	(1,122)	(1,070)	(2,216)	(2,146)

Total mainline operating expenses	8,299	7,717	15,971	15,400

Special items, net (2)	(251)	(36)	(114)	(146)

Mainline operating expenses, excluding special items	8,048	7,681	15,857	15,254

Aircraft fuel and related taxes	(2,830)	(2,752)	(5,541)	(5,547)

Mainline operating expenses, excluding special items and fuel	5,218	4,929	10,316	9,707

(In cents)
Mainline operating expenses per ASM	$13.61	$13.10	$13.55	$13.48

Special items, net per ASM (2)	(0.41)	(0.06)	(0.10)	(0.13)

Mainline operating expenses per ASM, excluding special items	13.19	13.04	13.46	13.35

Aircraft fuel and related taxes per ASM	(4.64)	(4.67)	(4.70)	(4.85)

Mainline operating expenses per ASM, excluding special items and fuel	$8.55	$8.37	$8.75	$8.50

Note: Amounts may not recalculate due to rounding.

Reconciliation of Operating Cost per ASM Excluding Special Items and Fuel-Regional only	3 Months Ended June 30,		6 Months Ended June 30,
	2014	2013	2014	2013

Total regional operating expenses	$1,657	$1,591	$3,251	$3,203

Regional operating special items, net	(2)	(1)	(6)	(5)

Regional operating expenses, excluding special items	1,655	1,590	3,245	3,198

Aircraft fuel and related taxes	(535)	(521)	(1,035)	(1,057)

Regional operating expenses, excluding special items and fuel	$1,120	$1,069	$2,210	$2,141

(In cents)
Regional operating expenses per ASM	$23.37	$22.35	$23.82	$23.05

Regional operating special items, net per ASM	(0.02)	(0.01)	(0.04)	(0.03)

Regional operating expenses per ASM, excluding special items	23.35	22.34	23.78	23.02

Aircraft fuel and related taxes per ASM	(7.55)	(7.32)	(7.58)	(7.61)

Regional operating expenses per ASM, excluding special items and fuel	$15.80	$15.02	$16.19	$15.42

Note: Amounts may not recalculate due to rounding.

American Airlines Group Reports Second Quarter Results

July 24, 2014

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

Reconciliation of Operating Cost per ASM Excluding Special Items and Fuel—Total Mainline and Regional	3 Months Ended June 30,		6 Months Ended June 30,
	2014	2013	2014	2013
Total operating expenses	$9,956	$9,308	$19,222	$18,603

Special items:
Special items, net (2)	(251)	(36)	(114)	(146)
Regional operating special items, net	(2)	(1)	(6)	(5)

Total operating expenses, excluding special items	9,703	9,271	19,102	18,452

Fuel:
Aircraft fuel and related taxes—mainline	(2,830)	(2,752)	(5,541)	(5,547)
Aircraft fuel and related taxes—regional	(535)	(521)	(1,035)	(1,057)

Total operating expenses, excluding special items and fuel	6,338	5,998	12,526	11,848

(In cents)
Total operating expenses per ASM	$14.62	$14.10	$14.62	$14.52

Special items per ASM:
Special items, net (2)	(0.37)	(0.05)	(0.09)	(0.11)
Regional operating special items, net	—	—	—	—

Total operating expenses per ASM, excluding special items	14.25	14.04	14.53	14.40

Fuel per ASM:
Aircraft fuel and related taxes—mainline	(4.16)	(4.17)	(4.21)	(4.33)
Aircraft fuel and related taxes—regional	(0.79)	(0.79)	(0.79)	(0.82)

Total operating expenses per ASM, excluding special items and fuel	$9.31	$9.09	$9.53	$9.25

Note: Amounts may not recalculate due to rounding.

FOOTNOTES:

(1)

As noted on the American Airlines Group Combined non-GAAP income statement, these tables present the 2013 second quarter and six month periods’ results on a “combined basis.” Combined basis means the Company combines the financial results of American Airlines Group on a stand alone basis with the results of US Airways Group for periods prior to closing of the merger. Management believes this presentation provides a more meaningful period over period comparison.

(2)

The 2014 second quarter mainline special items totaled a net charge of $251 million, which principally included $163 million of merger integration expenses related to information technology, professional fees, severance, re-branding of aircraft and airport facilities, relocation and training as well as a net $38 million charge for bankruptcy related items primarily reflecting fair value adjustments for bankruptcy settlement obligations and $37 million in charges relating to the buyout of leases associated with certain aircraft. The 2014 six month period mainline special items totaled a net charge of $114 million, which principally included $365 million of merger integration expenses, $40 million in charges primarily relating to the buyout of leases associated with certain aircraft and a net $5 million charge for bankruptcy related items as described above. These charges were offset in part by a $309 million gain on the sale of slots at Ronald Reagan Washington National Airport.

The 2013 second quarter mainline special items included $36 million in merger related expenses. The 2013 six month period mainline special items totaled a charge of $146 million, which principally included $84 million in merger related expenses, a $43 million charge for workers’ compensation claims and $19 million related to the ratification of the US Airways flight attendant collective bargaining agreement.

(3)

The 2014 second quarter and six month period nonoperating special items were primarily due to non-cash interest accretion of $2 million and $33 million, respectively, on the bankruptcy settlement obligations.

The 2013 second quarter nonoperating special items totaled a net charge of $31 million principally related to debt extinguishment charges due to non-cash write offs of debt discount and debt issuance costs in connection with conversions of US Airways’ 7.25% convertible senior notes and repayment of the former Citicorp North America term loan. The 2013 six month period nonoperating special items totaled a net charge of $117 million principally related to interest charges of $116 million to recognize post-petition interest expense on unsecured obligations pursuant to the Company’s Fourth Amended Joint Chapter 11 Plan of Reorganization (the “Plan”) and $31 million in charges primarily related to debt extinguishment costs discussed above, offset in part by a $30 million credit in connection with an award received in an arbitration related to previous investments in auction rate securities.

(4)

In the 2013 second quarter and six month periods, the Company recognized reorganization expenses as a result of the filing of voluntary petitions for relief under Chapter 11. These amounts consisted primarily of estimated allowed claim amounts and professional fees.

(5)

During the 2014 second quarter, the Company sold its portfolio of fuel hedging contracts that were scheduled to settle on or after June 30, 2014. In connection with this sale, the Company recorded a special non-cash tax charge of $330 million in the second quarter of 2014 that reverses the non-cash tax provision which was recorded in Other Comprehensive Income (“OCI”), a subset of stockholders’ equity, principally in 2009. This provision represents the tax effect associated with gains recorded in OCI principally in 2009 due to a net increase in the fair value of the Company’s fuel hedging contracts. In accordance with Generally Accepted Accounting Principles, the Company retained the $330 million tax provision in OCI until the last contract was settled or terminated. In addition, the Company recorded $7 million in non-cash deferred income tax provision related to certain indefinite-lived intangible assets in the 2014 second quarter. The 2014 six month period included the $330 million non-cash tax provision related to the settlement of fuel hedges discussed above as well as $15 million in non-cash deferred income tax provision related to certain indefinite-lived intangible assets.

American Airlines Group Reports Second Quarter Results

July 24, 2014

American Airlines Group Inc.

Condensed Consolidated Balance Sheets

(In millions)

(Unaudited)

	June 30, 2014	December 31, 2013
Assets

Current assets
Cash	$1,210	$1,140
Short-term investments	8,249	8,111
Restricted cash and short-term investments	882	1,035
Accounts receivable, net	1,981	1,560
Aircraft fuel, spare parts and supplies, net	1,093	1,012
Prepaid expenses and other	1,551	1,465

Total current assets	14,966	14,323

Operating property and equipment
Flight equipment	26,113	23,730
Ground property and equipment	5,712	5,585
Equipment purchase deposits	1,043	1,077

Total property and equipment, at cost	32,868	30,392
Less accumulated depreciation and amortization	(11,632)	(11,133)

Total property and equipment, net	21,236	19,259

Other assets
Goodwill	4,089	4,086
Intangibles, net	2,330	2,311
Other assets	2,190	2,299

Total other assets	8,609	8,696

Total assets	$44,811	$42,278

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities
Current maturities of long-term debt and capital leases	$1,523	$1,446
Accounts payable	1,653	1,368
Accrued salaries and wages	961	1,143
Air traffic liability	5,683	4,380
Frequent flyer liability	2,879	3,005
Other accrued liabilities	2,389	2,464

Total current liabilities	15,088	13,806

Noncurrent liabilities
Long-term debt and capital leases, net of current maturities	15,205	15,353
Pension and postretirement benefits	5,704	5,828
Deferred gains and credits, net	905	935
Mandatorily convertible preferred stock and other bankruptcy settlement obligations	415	5,928
Other liabilities	3,408	3,159

Total noncurrent liabilities	25,637	31,203

Stockholders’ equity (deficit)
Common stock	7	5
Additional paid-in capital	15,879	10,592
Treasury stock	(1)	—
Accumulated other comprehensive loss	(1,846)	(2,032)
Accumulated deficit	(9,953)	(11,296)

Total stockholders’ equity (deficit)	4,086	(2,731)

Total liabilities and stockholders’ equity (deficit)	$44,811	$42,278